Exhibit 99.1

www.casipharmaceuticals.com

CASI PHARMACEUTICALS ANNOUNCES APPOINTMENT OF CHIEF FINANCIAL OFFICER

ROCKVILLE, Md. (September 28, 2018) – CASI Pharmaceuticals, Inc. (Nasdaq: CASI), a biopharmaceutical company dedicated to the development and delivery of high quality, cost-effective pharmaceutical products and innovative therapeutics to patients in the U.S., China and throughout the world, announces the appointment of George Chi to the position of Chief Financial Officer.

Dr. Wei-Wu He, Executive Chairman of CASI Pharmaceuticals, commented, “I’m very pleased to announce George’s appointment and welcome him to CASI. George joins us at an opportune time as our company prepares for the marketing and sales of our first oncology product in China. He will be integral to help transition the Company’s financial operations to commercial stage as we launch EVOMELA® and other additional products from our pipeline.”

Dr. He continued, “George had been the key accountable person responsible for financial controls and regulatory filings in global companies with multiple divisions commercializing products in many countries including the U.S. and China. George’s extensive financial knowledge, professional acumen, and broad network throughout the U.S. and China makes him a vital addition to the team. I look forward to his strategic insight and future contributions as we continue to grow our company with development, manufacturing and commercialization capabilities.”

Mr. Chi most recently served as Vice President of Finance at Flavors Holdings Inc., a wholly-owned subsidiary of MacAndrews & Forbes Incorporated and the parent entity of Merisant Company and Mafco Worldwide Corporation. Mr. Chi led the global accounting function, including financial reporting, planning, treasury, investor relations, and tax and auditing with management responsibility for global sales in 90 countries. Prior to joining Flavor Holdings, he was Chief Financial Officer at BPL Plasma, a subsidiary of UK-based Bio Products Laboratory, a global leader in the plasma collection industry. Previously, George served as finance director at Unilever. Mr. Chi earned a bachelor’s degree in engineering from Tsinghua University, Beijing, and an M.B.A in finance and operations from the Yale School of Management. Mr. Chi is a CFA charterholder and a Certified Public Accountant (CPA).

Mr. Chi commented, “CASI has built an impressive platform and global business strategy with the ultimate goal of bringing innovative and much-needed medicines to market. I am thrilled to join the leadership team at what I believe is a pivotal stage in the Company’s growth. CASI is poised to become a multi-national commercial company with potential to make significant impact. I look forward to working closely with CASI’s management team and to contribute to CASI’s future success.”

CASI Pharmaceuticals, Inc. / 9620 Medical Center Drive / Suite 300 / Rockville, MD 20850 Phone 240.864.2600 / Fax 301.315.2437

About CASI Pharmaceuticals, Inc.

CASI Pharmaceuticals (NASDAQ: CASI) is a U.S.-based biopharmaceutical company dedicated to the development and delivery of high quality, cost-effective pharmaceutical products and innovative therapeutics to patients in the U.S., China and throughout the world. CASI’s product pipeline features three U.S. Food and Drug Administration (FDA)-approved drugs in-licensed from Spectrum Pharmaceuticals, Inc. for China regional rights. These are currently in various stages in the regulatory process for market approval in China. The Company also acquired a portfolio of 25 FDA-approved abbreviated new drug applications (ANDAs), and four pipeline ANDAs that are pending FDA approval. CASI is headquartered in Rockville, Maryland and has a wholly owned subsidiary and R&D operations in Beijing, China. More information on CASI is available at www.casipharmaceuticals.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed. Actual results could differ materially from those currently anticipated due to a number of factors, including: risks relating to interests of our largest stockholders that differ from our other stockholders; the difficulty of executing our business strategy in China; the risk that we will not be able to effectively select, register and commercialize products from our recently acquired portfolio of abbreviated new drug applications (ANDAs);  our lack of experience in manufacturing products and uncertainty about our resources and capabilities to do so on a clinical or commercial scale; risks relating to the commercialization, if any, of our products and proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); our inability to predict when or if our product candidates will be approved for marketing by the China Food and Drug Administration authorities; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; the volatility in the market price of our common stock; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with our product candidates; risks associated with any early-stage products under development;  risk that results in preclinical and early clinical models are not necessarily indicative of later clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; and our dependence on third parties. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

EVOMELA®, Marqibo® and Zevalin® are proprietary to Spectrum Pharmaceuticals, Inc. and its affiliates.

COMPANY CONTACT: CASI Pharmaceuticals, Inc. 240.864.2643 ir@casipharmaceuticals.com	INVESTOR CONTACT: Solebury Trout Jennifer Porcelli 646.378.2962 jporcelli@troutgroup.com Brennan Doyle 617.221.9005 BDoyle@troutgroup.com	MEDIA CONTACT: PressComm PR, LLC Jamie Lacey-Moreira 410.299.3310 jamielacey@presscommpr.com

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